                                                                   Exhibit (a-7)


                   FORM OF AMENDMENT TO DECLARATION OF TRUST
                                       OF
                             PACIFIC CAPITAL FUNDS


         The undersigned, Secretary of Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust of the Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on December 17, 2003, pursuant to the resolutions attached as Exhibit A hereto:

         1. There is hereby established an additional class of shares of each series of the Trust, which shall be designated as the Class C shares. The shares of such Class shall have all of the rights and preferences with respect to classes of shares of the Trust set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the
Declaration of Trust this __ day of [         ], 2004.



                            --------------------------------
                            Name:
                                 ---------------------------
                            Title: Secretary

                            Address:
                                    ------------------------

                                    ------------------------


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                                 ACKNOWLEDGEMENT


STATE OF __________________)
                   ss:     )
COUNTY OF ________________ )


         On this ___ day of         ,  2004,  before me, a Notary  Public in and
for said State, duly commissioned and sworn, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed in this instrument, and acknowledged to me that he (she) subscribed his (her) name on the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                                     ------------------------
                                                     Notary Public

                                                                       EXHIBIT A

                              PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                 AT A REGULAR MEETING HELD ON DECEMBER 17, 2003


          RESOLVED, that the Trustees hereby approve an amendment to the Trust's Declaration of Trust to create a new class of shares, the "Class C" shares, such shares to have identical voting, dividend and liquidation rights as the Class A, B and Y shares, but to be subject to a front end sales load and a Rule 12b-1 distribution and shareholder servicing fee;

         FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized to prepare and file all such documents and reports, including any necessary amendments to the Trust's Declaration of Trust with the Commonwealth of Massachusetts, and to the Trust's Registration Statement on Form N-1A with the SEC or any state securities commission, and to do all such other acts and things as they or any of them deem necessary or desirable to effectuate the establishment of the additional Class C shares.